Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, NY 10019-6092 tel (212) 259-8000 fax (212) 259-8333

November 7, 2008

National Fuel Gas Company
6363 Main Street
Williamsville, New York 14221

Ladies and Gentlemen:

          We have acted as counsel to National Fuel Gas Company, a New Jersey corporation (the “Company”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of $300,000,000 aggregate principal amount of 6.50% Notes due 2018 (the “Exchange Notes”). The Exchange Notes will be issued under an indenture dated as of October 1, 1999 (the “Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”). The Exchange Notes will be offered by the Company in exchange for $300,000,000 aggregate principal amount of its outstanding 6.50% Notes due 2018 (the “Old Notes”).

          We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

          In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

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National Fuel Gas Company
November 7, 2008

          Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

          1.            The Company is a corporation duly incorporated and validly existing under the laws of the State of New Jersey.

          2.            When the following steps shall have been taken, the Exchange Notes will be valid, legal and binding obligations of the Company:

               (a)       Compliance with the Securities Act and the Trust Indenture Act of 1939, as amended, and action of the Commission permitting the Registration Statement to become effective;

               (b)       Execution and filing with the Trustee of the proper papers with respect to the Exchange Notes; and

               (c)       Issuance and delivery of the Exchange Notes in exchange for the Old Notes in accordance with the corporate authorizations and in accordance with the terms and provisions of the Indenture.

          3.           The statements contained in the Registration Statement under the caption “U.S. Federal Income Tax Consequences,” insofar as such statements purport to constitute summaries of matters of U.S. federal income tax law or legal conclusions with respect thereto, and subject to the qualifications set forth therein, are correct in all material respects.

          Our opinion in paragraph 3, above, is based upon U.S. federal income tax law as of the date hereof, and no assurance can be given that changes in the law or the administrative or judicial interpretation thereof will not occur so as to change the treatment of the issuance of Exchange Notes for U.S. federal income tax purposes. We have assumed no obligation, and do not undertake, to update, revise or supplement any statement herein for any reason whatsoever or to advise you of any matters which may subsequently come to our attention.

          Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorium and other laws affecting the rights and remedies of creditors generally and (ii) general principles of equity (whether considered in a proceeding in equity or at law).

          Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the law of the State of New Jersey, we have relied upon the opinion letter of Lowenstein Sandler PC, New Jersey counsel to the Company, dated the date hereof. Our opinion as to such matters are based on the assumptions and subject to the qualifications and limitations set forth in such opinion letter.

          We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and, to the extent set forth herein, the law of the State of New Jersey.

National Fuel Gas Company
November 7, 2008

We hereby consent:

          1.            To being named in the Registration Statement and in any amendments thereto as counsel for the Company;

          2.            To the statements with reference to our firm made in the Registration Statement; and

          3.            To the filing of this opinion as an exhibit to the Registration Statement.

          In giving the foregoing consent, we do not thereby admit that we belong to the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Dewey & LeBoeuf LLP

DEWEY & LEBOEUF LLP